UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2022

AVID TECHNOLOGY, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-36254	04-2977748
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Network Drive, Burlington, Massachusetts 01803
(Address of Principal Executive Offices) (Zip Code)

978 640-3000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	AVID	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Elections of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 11, 2022, Mariesa Victoria was appointed Vice President and Chief Accounting Officer, and principal accounting officer, of Avid Technology, Inc. (the “Company”). Ms. Victoria will replace Kenneth Gayron as the Company’s principal accounting officer. Mr. Gayron will continue to serve as Executive Vice President, Chief Financial Officer, Corporate Treasurer, and principal financial officer, of the Company.

Ms. Victoria, age 36, served as a Senior Director, Accounting of Tripadvisor, Inc. from February 2020 to July 2022. Ms. Victoria also previously served as Director, Accounting Operations, and Director, Revenue at Tripadvisor, Inc. as well. Prior to Tripadvisor, Inc., Ms. Victoria worked as Director, Corporate Finance & Treasury, as well as Assistant Controller and Manager of Financial Reporting at EnerNOC from February 2015 to August 2017. Prior to February 2015, Ms. Victoria held accounting related positions at KVH Industries, Inc. and Waters Corporation. Ms. Victoria is a Certified Public Accountant and holds an MBA from the University of Massachusetts’s Charlton College of Business. She began her career at Deloitte.

In connection with her appointment, Ms. Victoria entered into an employment offer letter (the “Offer Letter”) with the Company. The Offer Letter has no specified term, and Ms. Victoria’s employment with the Company is on an at-will basis.

Pursuant to the Offer Letter, Ms. Victoria is entitled to receive an annual base salary of $260,000. She is also eligible to participate in the Company’s annual performance bonus plan, where her target annual bonus is equal to 35% of her base salary. Potential payouts range from 0% to greater than 35% of base salary based on the degree to which performance objectives have been met and other factors, including the discretion of the plan administrator. In addition, Ms. Victoria will receive a new hire award composed entirely of 7,790 restricted stock units of the Company (the “RSUs”), with 33.33% of the RSUs vesting on the first anniversary of the grant date and an additional 8.33% of the RSUs vesting at the end of each three-month period, start from the first anniversary of the grant date.

There are no arrangements or understandings between Ms. Victoria and any other persons pursuant to which Ms. Victoria was named as Vice President, Chief Accounting Officer, and principal accounting officer of the Company. There are no family relationships between Ms. Victoria and any director or executive officer of the Company and Ms. Victoria has no direct or indirect interest in any transaction or proposed transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVID TECHNOLOGY, INC.
(Registrant)

Date: July 12, 2022	By: /s/ Kenneth Gayron Name: Kenneth Gayron Title: Executive Vice President, Chief Financial Officer, and Corporate Treasurer